Exhibit 10.13

EXECUTION COPY

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (“Agreement”) is made as of June 9, 2015 (the “Effective Date”), by and among TerraForm Global, Inc., a Delaware corporation (the “Company”), and the Investors named in Schedule A hereto (the “Investors”).

RECITALS

WHEREAS, the Company intends to consummate an initial public offering (the “IPO”) of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”).

WHEREAS, the Investors desire to purchase from the Company, and the Company desires to sell and issue to the Investors, Common Stock having an aggregate purchase price equal to $67,500,000 concurrently with the consummation of the IPO at a price per share of Common Stock equal to the initial public offering price in the IPO (the “IPO Price”), as set forth on the cover of the final prospectus to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the IPO, subject to adjustment as set forth in Section 1.1 below, on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, the parties hereto have executed this Agreement on the Effective Date, which is prior to the effectiveness of the registration statement on Form S-1 filed by the Company with the SEC for the Company’s IPO.

WHEREAS, in order to effect the IPO, the Company shall enter into an Underwriting Agreement (the “Underwriting Agreement”) with the several underwriters named therein (the “Underwriters”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of Stock.

1.1. Sale and Issuance of Stock. The Company agrees to issue and sell to the Investors, and each Investor severally (and not jointly) agrees to purchase from the Company, an aggregate of $67,500,000 of Common Stock in such proportion among the Investors as set forth on Schedule A (the “Investment Amount”) at the IPO Price (such purchase price per share to be paid by the Investor pursuant to this sentence, the “Per Share Purchase Price”). The number of shares of Common Stock to be sold by the Company and purchased by each Investor hereunder (the “Shares”) shall equal the number of shares determined by dividing such investor’s proportionate share of the aggregate Investment Amount by the Per Share Purchase Price (rounded down to the nearest whole share and reducing the aggregate purchase price by the value of such fractional share). Payment of the aggregate purchase price for the Shares (the “Purchase Price”) shall be on the first (1st) business day following the effectiveness of the Underwriting Agreement by wire transfer of immediately available funds to the account specified in writing by the Company to the Investors. The Purchase Price shall be held in escrow by the Company pending the Closing (as defined below). To the extent the Closing does not occur within five (5) business days following the effectiveness of the Underwriting Agreement, the Company shall promptly refund each Investor’s portion of the Purchase Price to an account designated by such Investor in writing.

1.2. Closing. The closing of the sale and purchase of the Shares (the “Closing”) will take place remotely via the exchange of documents and signatures after the satisfaction or waiver of each of the conditions set forth in Section 4 and Section 5 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) concurrently with the closing of the IPO. At the Closing, the release of the Purchase Price from escrow shall be made against delivery to the Investors of the Shares, which Shares shall be in book entry form and registered in the name of the Investors on the books of the Company by the Company’s transfer agent.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date). As used in this Agreement, “Registration Statement” means the registration statement on Form S-1 originally publicly filed by the Company with the SEC on May 7, 2015 (as the same may be subsequently amended, supplemented or modified from time to time) including any prospectus filed pursuant to Rule 424 under the Securities Act of 1933, as amended (“Securities Act”), and any free writing prospectuses, relating to the IPO.

2.1. Organization, Valid Existence and Qualification. The Company is a corporation, duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business in each jurisdiction in which it conducts its business, except where failure to be so qualified would not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.

2.2. Registration Statement. The Registration Statement, as of its effective date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and any prospectus used to confirm sales to investors will not, as of its date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

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2.3. Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.4. Valid Issuance of Shares. The Shares that are being purchased by each Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be transferred to the Investor free of liens, encumbrances and restrictions on transfer other than (a) restrictions on transfer under applicable state and federal securities laws, (b) restrictions on transfer under the Lock-Up Agreement (as hereinafter defined), and (c) any liens, encumbrances or restrictions on transfer that are created or imposed by the Investor. Subject in part to the truth and accuracy of such Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of applicable state and federal securities laws.

2.5. Non-Contravention. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the sale and issuance of Shares contemplated by this Agreement, except where failure to obtain such consent, approval, order or authorization, or registration, qualification, designation, declaration or filing would not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations or to the transactions contemplated herein. The Company is not in violation or default in any material respect of any provision of its certificate of incorporation or bylaws, or of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, except for such violations or defaults of any federal or state statute, rule or regulation that would not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or constitute, with or without the passage of time and giving of notice, either (i) a default in any material respect of any such instrument, judgment, order, writ or decree or (ii) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, in each case, which would reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.

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2.6. Underwriting Agreement. Upon the effectiveness of the Underwriting Agreement, the Company hereby makes the representations and warranties to each Investor that the Company makes to the Underwriters in the Underwriting Agreement as set forth on Exhibit A hereto (the “Underwriting Reps & Warranties”). The parties hereto acknowledge and agree that the Underwriting Agreement will not be finalized until after the date of this Agreement and, as such, the Underwriting Reps & Warranties may be amended, modified or revised prior to the Closing so that, after giving effect to any such amendments, modifications or revisions, the Underwriting Reps & Warranties are identical to the corresponding representations and warranties set forth in the final Underwriting Agreement.

2.7. No Material Adverse Change. Since the date of this Agreement, there has been no change, event, condition or development that has had, or would reasonably be expected to result in, a material adverse effect on the Company’s financial condition, business or operations.

3. Representations and Warranties of the Investors. Each Investor hereby severally (and not jointly) represents and warrants to the Company that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date):

3.1. Authorization. Such Investor is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to enter into this Agreement, and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2. Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representations to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that such Investor is purchasing the Shares for such Investor’s own benefit and account for investment only and not with a view to, or for resale in connection with, a public offering or distribution thereof.

3.3. No Solicitation. At no time was such Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

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3.4. Disclosure of Information. Such Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by such Investor under this Agreement. Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access. Such Investor further acknowledges, agrees, represents and warrants that it has completed its own independent inquiry and has relied only upon the advice of its own legal counsel, accountant, financial and other advisors in determining the legal, tax, financial and other consequences of an investment in the Shares and the transactions contemplated hereby and suitability of an investment in the Shares and the transactions contemplated thereby for such Investor and its particular circumstances and has not relied upon any recommendations, representations, documents or due diligence information provided or advice by the Company. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 2.

3.5. Investment Experience. Such Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Investor understands that the purchase of the Shares involves substantial risk. Such Investor has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor’s investment in the Shares and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment. Such Investor represents that the office in which its investment decision was made is located at the address set forth in Section 6.6.

3.6. Accredited Investor. Such Investor is an institutional “accredited investor” as defined in Rule 501a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A promulgated under the Securities Act.

3.7. Restricted Securities. Such Investor understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Investor represents that such Investor is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Investor also understands that there is no assurance that any exemption from registration under the Securities Act or such other securities laws as may be applicable will be available and that, even if available, such exemption may not allow such Investor to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times such Investor might propose.

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3.8. No Brokers. Such Investor has not incurred, and will not incur in connection with the purchase of the Shares any brokerage or finders’ fees, or agents’ commissions or similar liabilities.

3.9 No Conflicts. The execution and delivery of this Agreement and the consummation of the sale and issuance of Shares contemplated herein will not conflict with, or constitute a default under, or result in a violation of (i) any of the provisions of such Investor’s organizational documents, (ii) any applicable laws or regulations, (iii) any order, judgment or decree, or (iv) any agreement to which such Investor is a party or is bound.

3.10 Regulatory Approvals and Consents. No approval or consent of any governmental authority or any other person is required in connection with such Investor’s execution and delivery of this Agreement, or its consummation of the sale and issuance of Shares contemplated herein.

4. Conditions to the Investor’s Obligations at Closing. The obligations of each Investor at Closing are subject to the fulfillment or waiver, on or by Closing, of each of the following conditions, which waiver shall be given by written notice to the Company.

4.1. Representations and Warranties. Each of the representations and warranties of the Company contained in Section 2(a) that is not qualified as to materiality or material adverse effect shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing (except for any representation and warranty that addresses matters only as of a particular earlier date, which shall be true and accurate in all material respects on and as of such earlier date) and (b) that is qualified as to materiality or material adverse effect shall be true and accurate in all respects on and as of the Closing with the same force and effect as if they had been made at the Closing (except for any representation and warranty that addresses matters only as of a particular earlier date, which shall be true and accurate in all respects on and as of such earlier date).

4.2. Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

4.3. IPO. The Registration Statement shall have been declared effective by the SEC; the Underwriters shall have purchased, concurrent with the purchase of the Shares by the Investors hereunder, the firm shares they are committed to purchase pursuant to the Underwriting Agreement at the IPO Price (less any underwriting discounts or commissions and structuring fees); and the Company shall have received, pursuant to the IPO, aggregate proceeds of not less than $250,000,000 in cash.

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4.4. Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than (a) the filing pursuant to Regulation D, promulgated under the Securities Act and (b) the filings required by applicable state “blue sky” securities laws, rules and regulations.

4.5. Registration Agreement. The Company shall have duly executed and delivered to the Investors the Registration Rights Agreement in substantially the form attached as Exhibit B hereto.

5. Conditions to the Company’s Obligations at Closing. The obligations of the Company to each Investor at the Closing are subject to the fulfillment, on or by the Closing, of each of the following conditions, which waiver shall be given by written notice to each Investor:

5.1. Representations and Warranties. The representations and warranties of such Investor contained in Section 3 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

5.2. Performance. Such Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.3. Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than (a) the filing pursuant to Regulation D, promulgated under the Securities Act and (b) the filings required by applicable state “blue sky” securities laws, rules and regulations.

5.4. IPO. The Registration Statement shall have been declared effective by the SEC; the Underwriters shall have purchased, concurrent with the purchase of the Shares by the Investors hereunder, the firm shares they are committed to purchase pursuant to the Underwriting Agreement at the IPO Price (less any underwriting discounts or commissions and structuring fees); and the Company shall have received, pursuant to the IPO, aggregate proceeds of not less than $250,000,000 in cash.

5.5. Lock-Up Agreement. Such Investor shall have executed and delivered to the Underwriters a lock-up agreement in the form attached hereto as Exhibit C (the “Lock-Up Agreement”). Such Lock-Up Agreement shall be in full force and effect, and following the consummation of the transactions contemplated by this Agreement will remain in full force and effect, including with respect to the Shares in accordance with its terms.

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5.6. Registration Agreement. Such Investor shall have duly executed and delivered the Registration Rights Agreement in substantially the form attached as Exhibit B hereto.

5.7 Investor Representation Letter. Such Investor shall have duly executed and delivered to each of the placement agents with respect to the placement of the Shares the investor representation letter in substantially the form attached hereto as Exhibit D.

6. Miscellaneous.

6.1. Legends.

(a) It is understood that the book-entry credits evidencing the shares of Common Stock issued hereunder may bear one or all of the following legends (or substantially similar legends):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

(b) If any shares of Common Stock issued hereunder are registered for sale under the Securities Act or cease to be subject to restrictions on transfer under applicable state and federal securities laws, the Company, upon the written request of an Investor, shall promptly direct the Company’s transfer agent to remove the legends set forth in Section 6.1(a) or any similar legends with respect to the Shares owned by such Investor.

6.2. Integration. The Company shall not sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the shares of Common Stock to the Investors in a manner that would require the registration under the Securities Act of the sale of such shares of Common Stock to the Investors or result in any violation of the Securities Act.

6.3. Publicity. The Company shall not issue any such press release or otherwise make any public statement or disclosure regarding the transaction

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contemplated by this Agreement without the prior consent of the Investors (which consent shall not unreasonably be withheld, conditioned or delayed), except if such disclosure is required by law, in which case the Company shall promptly provide the Investors with prior written notice of such public statement or disclosure.

6.4. Survival of Representations and Warranties; Indemnification. The representations and warranties of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement until the consummation of the IPO, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any Investor or any Company.

6.5. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

6.6. Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf) and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

6.7. Interpretation. In this Agreement, (a) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined and (b) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.” All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

6.8. Notices. Unless otherwise provided herein, any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile; or (c) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested. Notices by facsimile shall be machine verified as received. All notices not delivered personally or by facsimile will be sent with delivery charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a)	if to an Investor:

To the address set forth below such Investor’s name on Schedule A.

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and

(b)	if to the Company:

TerraForm Global, Inc.
7550 Wisconsin Avenue, 9th Floor
Beltsville, Maryland 20814
Facsimile:	240-762-7900
Attention:	General Counsel

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
300 N. LaSalle
Chicago, Illinois 60654
Facsimile:	312-862-2200
Attention:	Dennis M. Myers, P.C.

6.9. No Finder’s Fees. Each Investor severally (and not jointly) agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ or broker’s fee (and any asserted liability as a result of the performance of services of any such finder or broker) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability as a result of the performance of services by any such finder or broker) for which the Company or any of its officers, employees or representatives is responsible.

6.10. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each of the Investors; provided, however that the Company may make (i) technical amendments to this Agreement which do not adversely affect the rights of the Investors hereunder or (ii) amendments permitted pursuant to Section 2.6 hereof, in each case, without the consent of any Investor. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon each holder of any Shares at the time outstanding, each future holder of such securities, and the Company. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

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6.11. Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

6.12. Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties, or obligations, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

6.13. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

6.14. Costs, Expenses. Except as otherwise expressly provided herein, the Company and the Investors will each bear their own expenses in connection with the preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

6.15. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

6.16. Termination. This Agreement shall automatically terminate upon the earliest to occur, if any, of: (a) either the Company, on the one hand, or either of the Underwriters, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the IPO, (b) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Common Stock to the Underwriters, (c) the Registration Statement is withdrawn, (d) the IPO has not been consummated by October 31, 2015, or (e) the written consent of each of the Company and the Investors.

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IN WITNESS WHEREOF, the parties hereto have executed this COMMON STOCK PURCHASE AGREEMENT as of the date first written above.

COMPANY:

TerraForm Global, Inc.

By:	/s/ Carlos Domenech
Name:	Carlos Domenech
Title:	Chief Executive Officer

[Signature Page - Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this COMMON STOCK PURCHASE AGREEMENT as of the date first written above.

INVESTORS:

Baron Partners Fund

By:	/s/ Patrick M. Patalino
Name:	Patrick M. Patalino
Its:	General Counsel

Baron Asset Fund

By:	/s/ Patrick M. Patalino
Name:	Patrick M. Patalino
Its:	General Counsel

Baron Emerging Markets Fund

By:	/s/ Patrick M. Patalino
Name:	Patrick M. Patalino
Its:	General Counsel

Baron International Growth Fund

By:	/s/ Patrick M. Patalino
Name:	Patrick M. Patalino
Its:	General Counsel

[Signature Page - Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this COMMON STOCK PURCHASE AGREEMENT as of the date first written above.

INVESTORS:

ZP Master Utility Fund, Ltd.

By:	/s/ Stuart J. Zimmer
Name:	Stuart J. Zimmer
Its:	Director

P Zimmer Ltd.
By: Zimmer Partners, LP as an investment manager

By:	/s/ Stuart J. Zimmer
Name:	Stuart J. Zimmer
Its:	Authorized Signatory

ZP Energy Fund, LP
By: Zimmer Partners, LP as an investment manager

By:	/s/ Stuart J. Zimmer
Name:	Stuart J. Zimmer
Its:	Authorized Signatory

[Signature Page - Common Stock Purchase Agreement]

EXECUTION COPY

Schedule A

Investor Name	Amount

ZP Master Utility Fund, Ltd.	$8,333,000
c/o Stuart Zimmer, Director
888 Seventh Avenue, 23rd Floor
New York, NY 10106

P Zimmer Ltd.	$8,333,000
c/o Stuart J. Zimmer, Authorized Signatory
888 Seventh Avenue, 23rd Floor
New York, NY 10106

ZP Energy Fund, LP	$8,333,000
c/o Stuart J. Zimmer, Authorized Signatory
888 Seventh Avenue, 23rd Floor
New York, NY 10106

Baron Partners Fund	$20,000,000
c/o Patrick Patalino
767 Fifth Avenue, 49th F

Barron Asset Fund	$12,500,000
c/o Patrick Patalino
767 Fifth Avenue, 49th Floor
New York, NY 10153

Baron Emerging Markets Fund	$9,400,000
c/o Patrick Patalino
767 Fifth Avenue, 49th Floor
New York, NY 10153

Baron International Growth Fund	$600,000
c/o Patrick Patalino
767 Fifth Avenue, 49th Floor
New York, NY 10153

TOTAL	$67,500,000

Exhibit A

Underwriting Reps & Warranties

(a) A registration statement on Form S-1 (File No. 333-[●]) with respect to the Shares has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been made available by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A under the Act and contained in the Prospectus referred to below, and has become effective under the Act. No post-effective amendment to the Registration Statement has been filed as of the date of this equity underwriting agreement (this “Agreement”). “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.”

(b) As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule IV hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package or any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [●] p.m. (New York time) on [●], 20[●] or such other time as agreed to by the Company and the Representatives.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus (other than a “bona fide electronic road show,” as defined in Rule 433 under the Act (a “Bona Fide Electronic Road Show”)) that is identified on Schedule V hereto.

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“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, including without limitation any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations of the Act) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) excepted from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Statutory Prospectus” means the Preliminary Prospectus dated [●], 20[●].

“Subsidiaries” means the subsidiaries of the Company as listed in Exhibit 21 to Item 16(a) of the Registration Statement, together with the other direct and indirect subsidiaries of the Company assuming the Organizational Transactions (including the contribution by SunEdison or SunEdison Holdings of the Contributed Entities and the acquisition by Global LLC of the Acquired Entities) have been consummated on or prior to the date hereof.

(c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Subsidiaries listed in Exhibit D hereto are the only “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X), as of the date hereof, determined based on the unaudited pro forma condensed balance sheet as of March 31, 2015 included in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (including the consummation of the Organizational Transactions) (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”). The outstanding shares of share capital or

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other ownership interests of each of the Subsidiaries (including, without limitation, the Class A Units, the Class B Units and the IDRs) have been duly authorized and validly issued, are fully paid and, with respect to shares of share capital, non-assessable and, other than as described in the Registration Statement, the General Disclosure Package or the Prospectus, are or will be (upon the completion of the Organizational Transactions) owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of share capital or ownership interests in the Subsidiaries are outstanding.

(d) From the time of initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(e) The shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and delivered by the Company and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of shareholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Common Stock. On the Closing Date, after giving effect to the Organizational Transactions, (i) SunEdison Holdings will own all of the outstanding Class B Common Stock, Class B Units and IDRs (subject to the share pledge in favor of the collateral agent under SunEdison’s senior secured credit facility) and (ii) the Company will own all of the outstanding Class A Units.

(f) The information with respect to the Company’s authorized capitalization set forth in the Registration Statement and the Prospectus (and any similar information contained in the General Disclosure Package) in the column entitled “Actual” under the caption “Capitalization” is true and correct. Upon consummation of the Formation Transactions, the information with respect to the Company’s authorized capitalization set forth in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) in the column entitled “As adjusted for Formation Transactions” under the caption “Capitalization” will be true and correct. Upon consummation of the Offering Transactions, the information with respect to the Company’s authorized capitalization set forth in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) in the column entitled “As further adjusted for Offering Transactions” under the caption “Capitalization” will be true and correct. All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Shares

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conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities (other than grants of equity based awards pursuant to the Company’s equity incentive and employee benefit plans); (ii) incurred any material liability or obligation, direct or contingent, for borrowed money; or (iii) declared or paid any dividend or made any other distribution on or in respect to its share capital.

(g) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations, in each case in all material respects. The Registration Statement and any amendments thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section [●] hereof.

(h) The financial statements, together with related notes and schedules, as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Act and present fairly in all material respects the financial position and the results of operations and cash flows of the entities purported to be shown thereby, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected combined financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information included in the Registration Statement, the

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General Disclosure Package and the Prospectus (including the information presented under the caption “Cash dividend policy—Unaudited pro forma cash available for distribution for the year ended December 31, 2014 and the three months ended March 31, 2015”) present fairly in all material respects the information shown therein, have been prepared in accordance with the applicable Rules and Regulations with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. Subject to the assumptions, limitations, qualifications and other considerations set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the estimates contained in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Cash dividend policy—Estimated cash available for distribution for the twelve months ending June 30, 2016 and December 31, 2016” has been prepared using assumptions which reflect the Company’s planned course of action for the periods covered given the Company’s judgment as to the most probable range of economic conditions and other relevant factors, and such estimates present fairly and accurately in all material respects the Company’s expectation of its cash available for distribution for the periods presented. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

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Exhibit B

Registration Rights Agreement

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REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [            ] [    ], 2015, by and among TerraForm Global, Inc., a Delaware corporation (the “Company”), and the Persons listed on the Schedule of Investors attached hereto (each, an “Investor” and, collectively, the “Investors”). Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 5 hereof.

WHEREAS, certain parties to this Agreement are parties to a Common Stock Purchase Agreement, dated as of June 9, 2015 (the “Purchase Agreement”), pursuant to which, among other things, the Investors have agreed to purchase shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, in order to induce the Investors to enter into the Purchase Agreement and consummate the transactions contemplated thereby, the Company has agreed to provide the registration rights set forth in this Agreement; and

WHEREAS, the execution and delivery of this Agreement is a condition to the consummation of the transaction under the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Registration Rights.

(a) Demand Registration.

(i) Subject to the conditions of this Section 1(a), if, at any time and from time to time following the 6-month anniversary of the Company’s Initial Public Offering, the Company shall receive a written request from any of the Investors (the “Initiating Investors”) that the Company file a registration statement under the Securities Act, on Form S-1 (“Long-Form Registration”), Form S-3 (“Short-Form Registration”), or any successor form thereto, covering the registration of the Common Stock, then the Company shall, (A) within five (5) business days after the date such request is received, give notice thereof to all Investors other than the Initiating Investors and (B) as expeditiously as reasonably practicable, effect the registration under the Securities Act of all Registrable Securities (as defined below) that the Initiating Investors and any other Investors have requested to be registered within ten (1) business days of the delivery of notice by the Company pursuant to the foregoing Section 1(a)(i)(A). Notwithstanding the foregoing, the Company shall not be required to file any registration statement pursuant to this Section 1(a) unless the aggregate market value (based on the average closing price during the 10 day period prior to the date of such request) of the Registrable Securities to be registered (or included in a takedown from a Resale Shelf involving an underwritten offering or a block trade) is at least $20.0 million as of the date of the request for such registration or takedown (or at least $10.0 million as of the date of such request in the event that the Registrable Securities to be registered (or included in a takedown from a Resale Shelf involving an underwritten offering or a block trade) constitute all Registrable Securities as of the date of such request), provided that the aggregate market value limitations set forth in this sentence shall not be in effect at any time when the Registrable Securities are not able to be sold under Rule 144 because of the Company’s failure to comply with the information requirements thereunder, unless at such time, the Company’s counsel delivers a written opinion of counsel, which shall be in a form reasonably satisfactory to such holder’s counsel, to such holders to the effect that such holder’s Registrable Securities may be publicly offered and sold without registration under the Securities Act. At any time when the Company is eligible to file a registration statement on Form S-3 for a secondary offering of equity securities pursuant to Rule 415 under the Securities Act (a “Resale Shelf”), any registration statement requested pursuant to this Section 1 shall be made as a Resale Shelf. In such event, unless a shorter period is requested by the Investors, the Company shall maintain such Resale Shelf until the earliest of (i) the date on which the Investors cease to hold Registrable Securities covered by such Resale Shelf, (ii) the third anniversary of the date of filing such registration statement and (ii) the date as of which there are no longer any Registrable Securities covered by such Resale Shelf. Following the effectiveness of a Resale Shelf, any resale of Common Stock pursuant to this Section 1 shall be in the form of a “takedown” from such Resale Shelf rather than a separate registration statement. Each Investor agrees that, except as required by applicable law, such Investor shall treat as confidential the submission of a request for registration and shall not disclose or use the information contained in such request without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Investor in breach of the terms of this Agreement.

(ii) If the Investors intend to distribute the Registrable Securities covered by its request by means of an underwriting, the Investors shall so advise the Company as part of its request made pursuant to this Section 1(a). In such case, each of the Company and the Investors shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Investors participating in the offering (which underwriter or underwriters shall be reasonably acceptable to the Company). If the underwriter advises the Company that marketing, pricing or other similar factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise the Investors, and the number of shares that may be included in the underwriting shall be reduced accordingly pro rata among the respective holders; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting.

(iii) The Investors shall be entitled to only up to two (2) Long-Form Registrations (provided that only one Long-Form Registration may involve an underwritten offering, and provided further that the Investors shall only be entitled to request the second Long-Form Registration at a time when the Company is not eligible to file a registration statement on Form S-3 for a secondary offering of equity securities) and up to five (5) Short-Form Registrations (including takedowns from a Resale Shelf involving an underwritten offering or a block trade) pursuant to this Section 1(a); provided, however, that if the number of shares of Registrable Securities requested by the Investors to be included in either a Short-Form Registration or a Long-Form Registration is reduced by more than 20% below that number requested by the Investors pursuant to Section 1(a)(ii), such registration shall not count against the limits set forth in this Section 1(a)(iii); further provided that a registration shall not count as one of the permitted Long-Form Registrations or Short-Form Registrations until it has become effective.

(iv) The Company shall not be required to effect a registration, or a takedown from a Resale Shelf (which, solely in the case of clauses (B), (D) and (E) below, involves an underwritten offering or a block trade), pursuant to this Section 1(a):

(A) prior to the expiration of the Holdback Period;

(B) within 90 days after the Company has effected a registration, or a takedown from a Resale Shelf involving an underwritten offering or a block trade, pursuant to this Section 1(a) and such registration has been declared or ordered effective or such takedown from a Resale Shelf shall have been completed;

(C) if, within five (5) days of receipt of a written request from an Investor pursuant to this Section 1(a), the Company acting in good faith gives notice to the Investor of the Company’s intention to file a registration statement within forty-five (45) days, other than pursuant to a Special Registration Statement; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; further provided that, if the Company delays any registration pursuant to this clause (C), the Investors initially requesting such registration shall be entitled to withdraw such request and, if such request is withdrawn, such registration shall not count as one of the permitted registrations pursuant to Section 1(a)(iii);

(D) if the Company shall furnish to the Investor a certificate signed by the Chairman of the board of directors (or equivalent) or the Chief Executive Officer of the Company stating that in the good faith judgment of the board of directors (or equivalent) of the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time (including without limitation if such registration statement would materially adversely affect any proposal or plan of the Company or its Subsidiaries to engage in any material acquisition of assets or stock or any merger, consolidation, tender offer, recapitalization, reorganization or other transaction involving the Company or its Subsidiaries), in which event the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Investor; provided such sixty (60) day period may be extended for an additional sixty (60) days with the consent of the Investors requesting the registration, which consent shall not be unreasonably withheld; provided further, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; provided further that, if the Company exercises its right to delay the registration pursuant to this clause (D), the Investors initially requesting such registration shall be entitled to withdraw such request and, if such request is withdrawn, such registration shall not count as one of the permitted registrations pursuant to Section 1(a)(iii); or

(E) more than twice in any twelve (12) month period.

(v)

The Company may suspend the use of a prospectus that is part of any registration statement (including a Resale Shelf) (A) in the circumstances specified in Section 1(a)(iv)(D), (B) if, after the advice of counsel, there is any material non-public information regarding the Company which (x) the Company determines not to be in the Company’s best interest to prematurely disclose, (y) would, in the good faith of the board of directors (or equivalent) of the Company, require any revisions to such registration so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (z) the Company is not otherwise required to disclose, or (C) if the Company is required to file a post-effective amendment to such registration statement to incorporate the Company’s quarterly or annual reports or audited financial statements on Forms 10-Q and/or 10-K, in each case, upon delivering to the Investor the certificate specified in Section 1(a)(iv)(D) (a “Suspension Notice”); provided such right to suspend may be exercised not more than four (4) times during any twelve month period and the aggregate period of suspension may not exceed sixty (60) days during any twelve (12) month period; provided further the Company shall be entitled to one additional suspension period not to exceed sixty (60) days with the consent of the applicable Investors, which consent shall not be unreasonably withheld. A holder of Registrable Securities shall not effect any sales of Registrable Securities pursuant to such registration statement at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). The holders may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf following further written notice to such effect (an “End of Suspension Notice”) from the Company to the holders. The Company shall act in good faith to permit any suspension period contemplated by this Section 1.1(a)(v) to be concluded as promptly as reasonably practicable. Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to cause the registration statement to become effective or to promptly amend or supplement the registration statement on a post-effective basis or to take such action as is necessary to make resumed use of the registration statement so as to permit the Investors to resume sales of the Registrable Securities as soon as the conditions that caused the Company to effect such suspension are, in the Company’s reasonable judgment, no longer applicable.

(vi) Each Investor agrees that, except as required by applicable law, such Investor shall treat as confidential the receipt of any certificate pursuant to Section 1(a)(iv)(D) or any Suspension Notice and shall not disclose or use the information contained in such certificate or notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by an Investor in breach of the terms of this Agreement.

(b) Piggyback Registrations.

(i) After the expiration of the Holdback Period, for so long as any Investor holds Registrable Securities, the Company shall notify the Investors in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of equity securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements and any registration statement filed pursuant to a demand under Section 1(a)) and will afford the Investor a reasonable opportunity to include in such public offering all or part of such Registrable Securities held by the Investor. If an Investor desires to include in any such public offering all or any part of the Registrable Securities held by it, such Investor shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by the Investor. If the Investor decides not to include all of its Registrable Securities in any public offering thereafter filed by the Company, such Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent public offering or public offerings as may be made by the Company, all upon the terms and conditions set forth herein.

(ii) If the public offering of which the Company gives notice under this Section 1(b) is for an underwritten offering, the Company shall so advise the Investors. In such event, the right of an Investor to include Registrable Securities in a public offering pursuant to this Section 1(b) shall be conditioned upon its participation in such underwriting and the inclusion of its Registrable Securities in the underwriting to the extent provided herein. Each of the Company and such Investor shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to the Investors participating in the offering). Notwithstanding any other provision of this Agreement, if the underwriter determines that marketing, pricing or similar factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows: (i) first, shares that the Company proposes to sell (if participating in the offering); (ii) second, shares that SunEdison or its Affiliates (if participating in the offering) propose to sell; (iii) third, the Registrable Securities requested to be included in such underwriting and the shares that other stockholders with registration rights requested to be included in such underwriting which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the holders of such Registrable Securities and other shares on the basis of the number of shares owned by each such holder, and (iv) fourth, any other securities requested to be included in such underwriting which, in the opinion of the underwriters, can be sold without any such adverse effect.

(iii) The Company shall have the right to terminate or withdraw any public offering initiated by it under this Section 1(b) whether or not an Investor has elected to include securities in such public offering, and shall promptly notify the Investors in writing (if any has elected to include shares in such public offering) of such termination or withdrawal.

(c) Other Registration Rights. The Company agrees that if, following the date of this Agreement and prior to the Company’s Initial Public Offering, the Company grants to any Persons the right to request the Company to register any equity securities of the Company, or any securities, options or rights convertible or exchangeable into or exercisable for such securities, then the Company shall, as soon as reasonably practicable, deliver written notice thereof to the holders of the Registrable Securities.

(d) Expenses. All Registration Expenses incurred in connection with any registrations pursuant to this Section 1 shall be borne by the Company. The holders of Registrable Securities shall pay the fees and disbursements of their own counsel in connection with any registration pursuant to this Section 1; provided that, if a single law firm is selected as counsel by the holders of a majority of the Registrable Securities, the fees and disbursements of such law firm shall be borne pro rata by the holders based on the respective portion of the total Registrable Securities included by each holder in any such registration. All Selling Expenses incurred in connection with any registrations pursuant to this Section 1 shall be borne pro rata by the holders of Registrable Securities based on the respective portion of the total Registrable Securities sold by each holder in any such registration.

(e) Assignment of Registration Rights. The rights granted to the Investors pursuant to this Section 1 may be assigned, in whole or in part, to a transferee of Registrable Securities (a “Transferee”) without the prior written consent of the Company, provided that such Transferee agrees in writing to (x) hold the Registrable Securities subject to the terms and provisions of any lock-up agreement applicable at that time to such Investors, (y) irrevocably designate and appoint the original holder of such Registrable Securities (the “Original Holder”) to act on behalf of such Transferee (as such Transferee’s designated agent) for all purposes hereunder, including the exercise of rights pursuant to this Section 1 and (z) otherwise agrees to be bound by the terms of this Agreement. For the purpose of clarity, no Transferee may exercise any rights hereunder, except through the applicable Original Holder as described in the immediately preceding sentence; and provided further that “Original Holder” shall include a successor of the original holder of the Registrable Securities by merger, conversion, consolidation, recapitalization or reorganization or otherwise.

(f) Indemnification.

(i) By the Company. If underwriters are engaged in connection with any registration referred to in Section 1, the Company shall provide indemnification, representations, covenants, opinions and other assurances to the underwriters in form and substance reasonably satisfactory to such underwriters and the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Investor, its directors and officers, and each person, if any, who controls the Investor within the meaning of the Securities Act and the Securities Exchange Act, of 1934, as amended, and any agent thereof (collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of investigating, preparing or defending any such loss, claim, damage or liability and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of any material fact contained in the registration statement, the related prospectus, preliminary prospectus or free writing prospectus, or any amendment or supplement thereto, or arise out of, are based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case or to any Indemnified Person to the extent that any such Loss arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission or so made in reliance upon or in conformity with information furnished by or on behalf of such Indemnified Person in writing specifically for use in the preparation of the registration statement, the related prospectus, preliminary prospectus or free writing prospectus, or any amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person, and shall survive the transfer of such securities by such Investor.

(ii) By Holders. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement, the related prospectus, preliminary prospectus or free writing prospectus, or any amendment or supplement thereto and shall indemnify the Company, its officers, directors, managers, employees, agents and representatives, and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of material fact contained in the registration statement, the related prospectus, preliminary prospectus or free writing prospectus, or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder expressly for inclusion in such document; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(g)	Process. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(i) Notice. The Company shall notify the Investors promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Company or any Investor. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

(h) Cooperation by the Company. In connection with any registration effected by the Company pursuant to Section 1, the Company shall:

(i) as soon as reasonably practicable, prepare and file with the Commission a registration statement on any form available for the sale of such Registrable Securities in accordance with the Investors’ intended method of distribution thereof (unless a particular form is otherwise specified by this Agreement, in which case the Company shall use the specified form), and cause such registration statement to become effective; provided, however, that (A) before filing a registration statement or prospectus or any amendments or supplements thereto (including any documents incorporated by reference therein), or before using any free writing prospectus, the Company shall provide the single law firm selected as counsel by the holders of a majority of the Registrable Securities being registered in such registration (“Holders’ Counsel”) and any other Inspector (as defined herein) with an adequate and appropriate opportunity to review and comment on such registration statement, each prospectus included therein (and each amendment or supplement thereto) and each free writing prospectus to be filed with the Commission, subject to such documents being under the Company’s control, and (B) the Company shall notify the Holders’ Counsel and each seller of Registrable Securities pursuant to such registration statement of any stop order issued or threatened by the Commission and take all actions reasonably necessary to prevent the entry of such stop order or to remove it if entered;

(ii) as soon as reasonably practicable, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until all Registrable Securities registered thereon have been disposed of pursuant to such registration statement; and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iii) as soon as reasonably practicable, furnish to each seller of Registrable Securities, prior to filing a registration statement, at least one copy of such registration statement as is proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus), any prospectus filed pursuant to Rule 424 promulgated under the Securities Act and any free writing prospectus as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) as soon as reasonably practicable, register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all Registrable Securities registered thereon have been disposed of pursuant to such registration statement or otherwise cease to be Registrable Securities, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Agreement, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

(v) as soon as reasonably practicable, notify each seller of Registrable Securities: when a prospectus, any prospectus supplement, any free writing prospectus, a registration statement or a post-effective amendment to a registration statement has been filed with the Commission, and, with respect to a registration statement or any post-effective amendment, when the same has become effective; of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a registration statement, related prospectus or free writing prospectus or for additional information; of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation or threatening of any proceedings for that purpose; of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; of the existence of any fact or happening of any event of which the Company has knowledge which makes any statement of a material fact in such registration statement, related prospectus or free writing prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the registration statement, prospectus or free writing prospectus in order that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus or free writing prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and of the determination by counsel of the Company that a post-effective amendment to a registration statement is necessary or advisable;

(vi) as soon as reasonably practicable, upon the occurrence of any event contemplated by paragraph (v) above, prepare a supplement or amendment to such registration statement, related prospectus or free writing prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such registration statement, prospectus or free writing prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, the need for a post-effective amendment identified pursuant to paragraph (v) above shall have been addressed and in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus or free writing prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) take such other commercially reasonable actions as are required in order to expedite or facilitate each disposition of Registrable Securities and shall provide all reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and other information meetings;

(viii) make available at reasonable times during normal business hours for inspection by any seller of Registrable Securities, any managing underwriter or placement agent participating in any disposition of such Registrable Securities pursuant to a registration statement, Holders’ Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (collectively, the “Inspectors”), all financial and other records, pertinent organizational documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such registration statement, in each case subject to the Inspectors agreeing to customary confidentiality obligations. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the

Company shall so request) unless (A) the disclosure of such Records is necessary, in the Inspector’s reasonable judgment, to avoid or correct a misstatement or omission in the registration statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (C) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, or by an administrative or regulatory authority, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(ix) enter into and perform customary agreements (including underwriting, placement agent and indemnification and contribution agreements in customary form) with any placement agent or underwriter retained at the request of the Investors participating in the offering and use its commercially reasonable best efforts to obtain a “cold comfort” letter or letters, dated as of such date or dates as the underwriter or placement agent reasonably requests, from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the underwriter or placement agent reasonably requests;

(x) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriter or placement agent for sale pursuant to such registration or, if such securities are not being sold through an underwriter or placement agent, on the date on which shares of Common Stock are sold under a registration statement, an opinion with respect to legal matters and a negative assurance letter with respect to disclosure matters, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriter or placement agent, if any, and to the seller making such request, covering such matters with respect to the registration in respect of which such opinion and letter are being delivered as the underwriter or placement agent, if any, and such seller may reasonably request and are customarily included in such opinions and negative assurance letters;

(xi) with respect to each free writing prospectus or other materials to be included in an offering disclosure package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such free writing prospectus or other materials without the prior written consent of the holders of the Registrable Securities covered by such registration statement, which free writing prospectuses or other materials shall be subject to the review of Holders’ Counsel;

(xii) as soon as reasonably practicable and within the deadlines specified by the Securities Act, make all required filings of all prospectuses and free writing prospectuses with the Commission;

(xiii) as soon as reasonably practicable and within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any registration statement or prospectus used under this Agreement (and any offering covered thereby);

(xiv) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least 12 months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(xv) cause all such Registrable Securities to be listed on each securities exchange on which the shares of Common Stock being offered are then listed;

(xvi) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(xvii) provide a CUSIP number for all Registrable Securities, not later than the effective date of such registration statement;

(xviii) use commercially reasonable efforts to keep Holders’ Counsel advised in writing as to the initiation and progress of any registration under Section 1 and provide Holders’ Counsel with all material correspondence with the Commission in connection with any such registration statement;

(xix) reasonably cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xx) if such registration is pursuant to a short-form registration statement, include in the body of the prospectus included in such registration statement such additional information for marketing purposes as the underwriter, if any, or Investors reasonably requests; and

(xxi) use commercially reasonably efforts to take all other steps reasonably necessary to effect the registration and disposition of the Registrable Securities contemplated hereby.

(i) Holdback Agreements. Upon the request of the Company, each holder of Registrable Securities shall enter into lock up agreements with the managing underwriter(s) of an underwritten offering in such form as agreed to by the Company (in the case of a primary offering) or holders of a majority of the shares of Common Stock included in such underwritten offering (regardless of whether any Registrable Securities are included in such underwritten offering); provided that, except for the lock-up agreement expressly required to be executed and delivered pursuant to the Purchase Agreement, the foregoing obligation shall not apply to any holder that is not an Affiliate of the Company and that holds less than four percent (4%) of the then total issued and outstanding common stock of the Company on a fully diluted basis. In the absence of any such lock up agreement, each holder of Registrable Securities agrees as follows:

(i) in connection with the Initial Public Offering, such holder shall not (A) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any common stock or other securities of the Company (including common stock or other securities of the Company that may be deemed to be owned beneficially by such holder in accordance with the rules and regulations of the Commission) (collectively, “Securities”), (B) enter into a transaction which would have the same effect as described in clause (A) above, (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Securities, whether such transaction is to be settled by delivery of such Securities, in cash or otherwise, (D) exercise any demand registration rights pursuant to Section 1(a) (each of (A), (B), (C) and (D) above, a “Sale Transaction”), or (E) publicly disclose the intention to enter into any Sale Transaction, commencing on the earlier of the date on which the Company gives notice to the holders of Registrable Securities that a preliminary prospectus has been circulated for the Initial Public Offering or the “pricing” of such offering and continuing to the date that is 180 days following the date of the final prospectus for the Initial Public Offering (the “Holdback Period”), unless the underwriters managing the Initial Public Offering otherwise agree in writing;

(ii) in connection with all other underwritten offerings, such holder shall not effect any Sale Transaction commencing on the earlier of the date on which the Company gives notice to the holders of Registrable Securities of the circulation of a preliminary or final prospectus for such Offering or the “pricing” of such offering and continuing to the date that is 90 days following the date of the final prospectus for such offering (a “Follow-On Holdback Period”), unless, if an underwritten offering, the underwriters managing the offering otherwise agree in writing, and provided that each other holder of Registrable Securities is subject to substantially the same restrictions and each holder of Registrable Securities shall be released from its obligations under this clause to the extent that any other holder of Registrable Securities is released; provided that the foregoing obligation shall not apply to any holder that is not an Affiliate of the Company and that holds less than four percent (4%) of the then total issued and outstanding common stock of the Company on a fully diluted basis; and

(iii) in the event that the Company is no longer an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and (A) the Company issues an earnings release or discloses other material information or a material event relating to the Company and its Subsidiaries occurs during the last 17 days of the Holdback Period or any Follow-On Holdback Period (as applicable) or (B) prior to the expiration of the Holdback Period or any Follow-On Holdback Period (as applicable), the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering hereunder to comply with FINRA Rule 2711(f)(4), the Holdback Period or the Follow-On Holdback Period (as applicable) shall be extended until 18 days after the earnings release or disclosure of other material information or the occurrence of the material event, as the case may be (a “Holdback Extension”).

The Company may impose stop-transfer instructions with respect to the shares of common stock (or other securities) subject to the restrictions set forth in this Section 1(i) until the end of such period, including any Holdback Extension. Notwithstanding the foregoing, the restrictions in this Section 1(i) shall not restrict transfers of Registrable Securities by the Investors, provided that any such Transferee agree in writing to hold the Registrable Securities subject to the terms and provisions of any lock up agreement applicable at that time to such Investor.

2. Reports. The Company will use commercially reasonable efforts to file in a timely manner the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder, and the Company will take such further action as the Investors may reasonably request to the extent required from time to time to enable the Investors following the Initial Public Offering to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of an Investor, the Company will deliver to the Investor a written statement as to whether the Company has complied with the filing requirements set forth in the preceding sentence and, if not, the specifics thereof.

3. Certain Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

“Affiliate” of any person means any other person controlled by, controlling or under common control with such person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of any holder of Registrable Securities. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Agreement” has the meaning set forth in the Recitals hereto.

“Commission” means the United States Securities and Exchange Commission.

“Class D Units” has the meaning set forth in the LLC Agreement.

“Common Stock” has the meaning set forth in the recitals hereto.

“Company” means TerraForm Global, Inc., a Delaware corporation

“End of Suspension Notice” has the meaning set forth in Section 1(a)(v).

“Follow-On Holdback Period” has the meaning set forth in Section 1(i)(ii).

“Holdback Period” has the meaning set forth in Section 1(i)(i).

“Holdback Extension” has the meaning set forth in Section 1(i)(iii).

“Holders’ Counsel” has the meaning set forth in Section 1(h)(i).

“Indemnified Persons” has the meaning set forth in Section 1(f)(i).

“Initial Public Offering” means an initial public offering of equity securities under the Securities Act.

“Initiating Investors” has the meaning set forth in Section 1(a)(i).

“Inspectors” has the meaning set forth in Section 1(h)(viii).

“Investor” has the meaning set forth in the Preamble hereto.

“Long-Form Registration” has the meaning set forth in Section 1(a)(i).

“LLC Agreement” means that certain Third Amended and Restated Limited Liability Company Agreement of TerraForm Global, LLC, dated as of June 9, 2015.

“Losses” has the meaning set forth in Section 1(f)(i).

“Original Holder” has the meaning set forth in Section 1(e).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Purchase Agreement” has the meaning set forth in the Recitals hereto.

“Records” has the meaning set forth in Section 1(h)(viii).

“Registrable Securities” means (i) (x) the Common Stock issued to the Investors pursuant to the Purchase Agreement upon original issuance thereof, and/or (y) any Common Stock issued to the Investors with respect to any Class D Units pursuant to a Special Conversion, in each case, including upon the transfer thereof by the Original Holder to any Transferee, and (ii) any securities issued or issuable with respect to the Common Stock referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, fees and expenses relating to the removal of legends and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). For the avoidance of doubt, the legal fees, expenses and disbursements of counsel for the Investors or other holders of Registrable Securities shall not be Registration Expenses.

“Resale Shelf” has the meaning set forth in Section 1(a)(i).

“Sale Transaction” has the meaning set forth in Section 1(i)(i).

“Securities” has the meaning set forth in Section 1(i)(i).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time-to-time thereunder.

“Short-Form Registration” has the meaning set forth in Section 1(a)(i).

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

“Special Conversion” has the meaning set forth in the LLC Agreement.

“Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan (including a registration statement on Form S-8 or any successor form thereto), (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction (including a registration statement on Form S-4 or any successor form thereto), (iii) a registration statement related to non-convertible debt securities, (iv) a registration statement related to stock issued upon conversion of debt securities or (v) any other registration that does not include substantially the same categories of information as would be required to be included in a registration statement covering the sale of Registrable Securities.

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, a person or persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such person or persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“SunEdison” means SunEdison, Inc., a Delaware corporation.

“Suspension Notice” has the meaning set forth in Section 1(a)(v).

“Transferee” has the meaning set forth in Section 1(e).

4. Miscellaneous.

(a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Investors in this Agreement.

(b) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including effecting a split or a combination of securities).

(c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only with the prior written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 4(d) shall be binding upon each Investor and the Company. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid, illegal or unenforceable in any respect under any applicable law, such provision shall be ineffective only to the extent of such prohibition, invalidity, illegality or unenforceability, without invalidating the remainder of this Agreement.

(g) Counterparts. This Agreement may be executed simultaneously in counterparts (including by means of telecopied, facsimile or portable data format (PDF) signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

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(h) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” herein shall mean “including without limitation.”

(i) Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, but if not, then on the next business day, (iii) one business day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to each Investor at the address indicated on the Schedule of Investors attached hereto and to the Company at the address indicated below:

TerraForm Global, Inc.
7550 Wisconsin Avenue, 9th Floor
Beltsville, Maryland 20814
Facsimile:	240-762-7900
Attention:	General Counsel

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
300 N. LaSalle
Chicago, Illinois 60654
Facsimile:	312-862-2200
Attention:	Dennis M. Myers, P.C.

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

(k)

Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or legal

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proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or legal proceeding relating to or arising in any way to this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

(l)	No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Exhibit C

Lock-Up Agreement

[Date]

TerraForm Global, Inc.

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As Representatives of the

Several Underwriters

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with TerraForm Global, Inc. (the “Company”), providing for the public offering by the Underwriters, including the Representatives, of Class A common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Public Offering”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representatives, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock, including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned currently or hereafter in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), during the period commencing on the date hereof and continuing until, and including, the date that is 180 days after the date of the final prospectus relating to the Public Offering (the “Lock-Up Period”).

Notwithstanding the foregoing, the undersigned may transfer any or all of the shares of Common Stock or other Company securities (including securities convertible into or exchangeable for Common Stock) (i) by gift, will or intestacy, (ii) to an immediate family member or a trust formed for the benefit of an immediate family member, (iii) if the undersigned is a trust, to a trustor or beneficiary of the trust, (iv) in a distribution to partners, members or shareholders of the undersigned, (v) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value, or (vi) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company (including voting in favor of any such transaction or taking any other action in connection with such transaction), provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this Lock-Up Agreement; provided, however, it shall be a condition to any transfer permitted under clause (i), (ii), (iii), (iv), or (v) that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement; provided further that, for clause (i), (ii), (iii), (iv), or (v), the transfer does not trigger any filing or reporting requirement or obligation or result in any other voluntary or mandatory public disclosure, including but not limited to Form 4 of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, nothing contained herein shall be contrued to prohibit the undersigned from entering into any Hedging Transation. For purposes of this paragraph, (a) “immediate family member” means any relationship by blood, marriage, domestic partnership or adoption, not more remote than a first cousin and (b) “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock.

In addition, the restrictions set forth in this Lock-Up Agreement shall not prohibit or restrict the undersigned from establishing a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act, provided that no sales of Common Stock shall occur under such plan and no public disclosure of any such action shall be required or shall be made voluntarily by any person prior to the expiration of the 180-day period referred to above.

The undersigned agrees that the Company is authorized to cause the transfer agent for the Company to note stop transfer instructions on the transfer books and records of the Company with respect to any Common Stock or other Company securities for which the undersigned is the record or beneficial holder.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if (i) the Company files an application to withdraw, and the Commission consents to the withdrawal of, the registration statement related to the Public Offering, or (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to payment for and delivery of the Common Stock to be sold thereunder, then in each case this agreement shall be of no further force or effect as of such time.

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)

Exhibit D

Investor Representation Letter

[Date]

The investors identified

on Schedule I hereto

Re: TerraForm Global, Inc. – Private Placement of Class A common stock

Ladies and Gentlemen:

The placement agents identified on Schedule II hereto (collectively, the “Placement Agents”) are pleased to set out in this letter agreement (this “Agreement”) certain representations, warranties and agreements relating to the proposed purchase by the investors identified on Schedule I hereto (collectively, the “Investors” and each such Investor, “you” or “your”), in a private transaction of Class A common stock, par value $0.01 per share (the “Securities”), of TerraForm Global, Inc. (the “Company”), as contemplated by the Common Stock Purchase Agreement, dated as of June 9, 2015 (the “Purchase Agreement”) to be entered into between you and the Company. Your purchase of the Securities is hereinafter referred to as the “Transaction.” As a condition to your purchase of the Securities in the Transaction, you hereby severally represent, warrant and agree (with respect to yourself only and not with respect to any other Investor, and for the benefit of the Placement Agents only and not for the benefit of any other Investor) as follows:

1. You are (a) an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) under the United States Securities Act of 1933, as amended, and (b) a sophisticated institutional investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of your participation in the Transaction. You have determined based on your own independent review and such professional advice as you deem appropriate that your purchase of the Securities and participation in the Transaction (i) are fully consistent with your financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to you, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under your charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which you are bound and (v) are a fit, proper and suitable investment for you, notwithstanding the substantial risks inherent in investing in or holding the Securities. You are able to bear the substantial risks associated with your purchase of the Securities, including but not limited to loss of your entire investment therein.

2. You have (i) received, reviewed and understood the disclosure documents made available to you in connection with the Transaction, (ii) had the opportunity to ask questions of and receive answers from the Company directly and (iii) conducted and completed your own independent due diligence with respect to the Transaction. Based on such information as you have deemed appropriate and without reliance upon the Placement Agents, you have independently made your own analysis and decision to enter into the Transaction. Except for the representations, warranties and agreements of the Company expressly set forth in the Purchase Agreement, you are relying exclusively on your own sources of information, investment analysis and due diligence (including professional advice you deem appropriate) with respect to the

Transaction, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

3. You hereby acknowledge and agree that (a) each of the Placement Agents is acting solely as placement agent in connection with the Transaction and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for you, the Company or any other person or entity in connection with the Transaction, (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Transaction, (c) the Placement Agents will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Transaction, and (d) the Placement Agents shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by you, the Company or any other person or entity), whether in contract, tort or otherwise, to you, or to any person claiming through you, in respect of the Transaction.

4. You are acquiring your entire beneficial ownership interest in the Securities for your own account for investment purposes only and not with a view to any distribution of the Securities in any manner that would violate the securities laws of the United States or any other jurisdiction. You understand that the Securities have not been registered under the securities laws of the United States or any other jurisdiction and that the Securities may not be resold or transferred in the United States or otherwise except in compliance with applicable law and the restrictions on transfer set forth in the definitive documentation for the Transaction.

This letter and any claim, controversy or dispute arising under or related to this letter shall be governed by and construed in accordance with the laws of the State of New York. Transmission by telecopier or facsimile transmission of an executed counterpart of this letter shall constitute due and sufficient delivery thereof.

Very truly yours,

[NAME OF PLACEMENT AGENTS]

By:
[Name]
[Title]

Accepted and agreed as of the date first above written:

[NAME OF INVESTOR(S)]

By:
[Name]
[Title]

Schedule I — Investors

Schedule II — Placement Agents